Form 10KSB, Exhibit 13
period 1997-12-31
PROFESSIONAL TRANSPORTATION GROUP LTD INC
filed 1998-04-10
CIK 1035120

                                                                   EXHIBIT 13.1


OFFICERS AND DIRECTORS                  CORPORATE INFORMATION

DENNIS A. BAKAL                         CORPORATE OFFICE
Chairman of the Board,                  5025 Derrick Jones Road
President and Chief Executive Officer   Suite 120
                                        Atlanta, Georgia 30349
LINDA K. ROBERTS                        770/907-3360
Vice President/Administration,
Secretary and Director                  REGISTRAR AND TRANSFER AGENT
                                        Reliance Trust Company
PETER C. ROTH                           3384 Peachtree Road, N.E.
Chief Financial Officer and             Suite 900
Director                                Atlanta, Georgia  30326

WILLIAM M. KELLY                        INDEPENDENT AUDITORS
Vice President/Transportation           Arthur Andersen LLP
                                        Atlanta, Georgia
STANLEY E. LAIKEN
Vice President/Sales                    GENERAL COUNSEL
                                        Nelson Mullins Riley & Scarborough, LLP
ROBERT E. ALTENBACH                     First Union Plaza
Director                                999 Peachtree Street, N.E.
                                        Suite 1400
GREGORY G. HARDWICK                     Atlanta, Georgia  30309
Director
                                        ANNUAL SHAREHOLDERS' MEETING
                                        The annual meeting of shareholders will
                                        be held on Friday, May 22, 1998, at
                                        10:00 a.m. local time at the offices
                                        of Nelson Mullins Riley & Scarborough,
                                        LLP, First Union Plaza, 999 Peachtree
                                        Street, N.E., Suite 1400, Atlanta,
                                        Georgia 30309