Form 10-K405, Exhibit 13
period 1998-12-31
PROFESSIONAL TRANSPORTATION GROUP LTD INC
filed 1999-04-15
CIK 1035120

                                                                    Exhibit 13.1

OFFICERS AND DIRECTORS                         CORPORATE INFORMATION
----------------------                         ---------------------
DENNIS A. BAKAL                                CORPORATE OFFICE
Chairman of the Board,                         495 Lovers Lane Road
President and Chief Executive Officer          Calhoun, Georgia  30701
                                               888/999-1964
LINDA K. ROBERTS
Vice President/Administration,                 REGISTRAR AND TRANSFER AGENT
Secretary and Director                         Reliance Trust Company
                                               3384 Peachtree Road, N.E.
SUSAN P. DIAL                                  Suite 900
Chief Financial Officer                        Atlanta, Georgia  30326

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
Director
                                               ANNUAL SHAREHOLDERS' MEETING
                                               The annual meeting of shareholders will be
                                               held on Friday, May 21, 1999, at 10:00 a.m.
                                               local time at the offices of Nelson Mullins
                                               Riley & Scarborough, L.L.P., First Union
                                               Plaza, 999 Peachtree Street, N.E., Suite
                                               1400, Atlanta, Georgia 30309