Form 10-K405, Exhibit 13
period 1999-12-31
PROFESSIONAL TRANSPORTATION GROUP LTD INC
filed 2000-04-14
CIK 1035120

                                                                    EXHIBIT 13.1



OFFICERS AND DIRECTORS                               CORPORATE INFORMATION
----------------------                               ---------------------

W. ANTHONY HUFF                                      Corporate Office
Chairman and Director                                1950 Spectrum Circle, Suite B-100
                                                     Marietta, Georgia  30067
DENNIS A. BAKAL                                      678-264-0400
President and Chief Executive Officer
                                                     Registrar and Transfer Agent
LINDA K. ROBERTS                                     Registrar & Transfer Company
Vice President/Administration and                    10 Commerce Drive
Secretary                                            Cranford, New Jersey  07016

SUSAN P. DIAL                                        Independent Auditors
Chief Financial Officer                              Yohalem, Gillman & Company, LLP
                                                     New York, New York
WILLIAM M. KELLY
Vice President/Transportation                        General Counsel
                                                     Smith, Gambrell & Russell, LLP
STANLEY E. LAIKEN                                    Suite 3100, Promenade II
Vice President/Sales                                 1230 Peachtree Street, N.E.
                                                     Atlanta, Georgia  30309-3592
WILLIAM R. ASBELL, JR.
Vice President and General Counsel                   Annual Shareholders' Meeting
                                                     The annual meeting of shareholders
ROBERT E. ALTENBACH                                  will be held on Thursday, June 29,
Director                                             2000 at 10:00 a.m. local time at the
                                                     offices  of the company, 1950
GREGORY G. HARDWICK                                  Spectrum Circle, Suite B-100
Director                                             Marietta, Georgia 30067

DANNY L. PIXLER
Director